Exhibit 31.2

CERTIFICATION

I, Lawrence D. Martin, certify that:

1)	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Hallador Energy Company;

2)

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 12, 2020

/s/LAWRENCE D. MARTIN

Lawrence D. Martin, CFO